SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2008

DRYCLEAN USA, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-14757	11-2014231
(Commission File Number)	(IRS Employer Identification No.)

290 N.E. 68 Street, Miami, Florida	33138
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (305) 754-4551

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 29, 2008, the Company’s wholly-owned subsidiary, Steiner-Atlantic Corp., exercised the first of two three-year options to renew, until October 31, 2011, its lease covering 27,000 square feet of warehouse and office space in Miami, Florida leased from The Sheila S. Steiner Revocable Trust, of which Mrs. Steiner and her husband, William K. Steiner, Chairman of the Board of Directors and a director of the Company, are the co-trustees. Mr. and Mrs. Steiner are also co-trustees of the William K. Steiner Revocable Trust, which is a principal stockholder of the Company. The lease originally commenced on November 1, 2005 at an annual rental of $94,500, with annual increases commencing November 1, 2006 of 3% over the rent in the prior year. The Company bears the cost of real estate taxes, utilities, maintenance, non-structural repairs and insurance. The Company believes that the terms of the lease are comparable to terms that would be obtained from an unaffiliated third party for similar property in a similar locale.

On October 10, 2008, the Company received a letter from Wachovia Bank, National Association (the “Lender”) extending, until October 30, 2009, the Company’s existing $2,250,000 revolving line of credit facility. The Company agreed to either maintain a balance of $500,000 in a money market account of the Lender or pay a commitment fee unless it utilizes 50% of the facility during the one year period ending October 31, 2009.

Item 9.01	Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired:	None
(b)	Pro Forma Financial Information:	None
(c)	Exhibits:
4.01	Letter, dated September 29, 2008, from the Company’s wholly-owned subsidiary, Steiner-Atlantic Corp., to Sheila Steiner and William Steiner exercising an option to extend a lease.
4.02	Letter, dated October 10, 2008, from Wachovia Bank, National Association, among other things, extending the Company’s revolving credit facility.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DRYCLEAN USA, Inc.
Date: October 14, 2008	By: /s/ Michael S. Steiner Michael S. Steiner President

EXHIBIT INDEX

Exhibit No.	Description
4.01	Letter, dated September 29, 2008, from the Company’s wholly-owned subsidiary, Steiner-Atlantic Corp., to Sheila Steiner and William Steiner exercising an option to extend a lease.
4.02	Letter, dated October 10, 2008, from Wachovia Bank, National Association, among other things, extending the Company’s revolving credit facility.